Exhibit 2.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer, or the action you should take, you should seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant, or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom or, if not, from another appropriately authorised independent professional adviser.

This document should be read in conjunction with the accompanying offer document dated 21 August 2009 (the “Offer Document”), the terms of which are incorporated into, and form part of, this Form of Acceptance. The definitions used in the Offer Document apply in this Form of Acceptance.

If you have sold or transferred all of your ARC Shares, please send the accompanying Offer Document and reply pre-paid envelope (for use within the UK only) (but NOT this personalised Form of Acceptance) to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. If you have sold or otherwise transferred only part of your holding of ARC Shares, you should retain these documents and consult the bank, stockbroker or other agent through whom the sale or transfer was effected. However, such documents should not be forwarded or transmitted in or into any Restricted Jurisdiction. The availability of the Offer to ARC Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdiction in which they are located. ARC Shareholders who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable legal or regulatory requirements in their jurisdiction.

The Offer is not being made, and will not be made, in or into, or by use of the mails, or by any means or instrumentality (including without limitation, by means of telephone, facsimile, telex, internet or other forms of electronic communication) of interstate or foreign commerce, or by any facilities of a national securities exchange of any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction. All ARC Shareholders (including nominees, trustees or custodians) who would, or otherwise intend to, forward this Form of Acceptance, the Offer Document or any other document relating to the Offer to any jurisdiction outside the United Kingdom or the United States, should read the further details in this regard which are contained in paragraph 15 of Part II and paragraph 6 of Section B of Part III to the Offer Document before taking any action.

If you hold your ARC Shares in CREST or are a CREST sponsored member, you should not have received and should not complete this Form of Acceptance but should instead make or procure the making of an Electronic Acceptance in the manner set out in the Offer Document.

FORM OF ACCEPTANCE AND AUTHORITY

Recommended cash Offer of 16.25 pence per ordinary share

by

Abigail (UK) Limited

(a wholly-owned subsidiary of Virage Logic Corporation)

for

ARC International plc

ACTION TO BE TAKEN

•

To accept the Offer in respect of certificated shares, complete page 3 of this Form of Acceptance by following the instructions and notes for guidance set out on pages 2 and 4. ARC Shareholders who are individuals must sign this Form of Acceptance in the presence of an independent witness who must also sign where indicated. If you hold certificated ARC Shares jointly with others you must arrange for all of your co-holders to sign this Form of Acceptance.

•

Return this Form of Acceptance, duly completed and signed and accompanied by your valid share certificate(s) and/or other document(s) of title, either by post or (during normal business hours only) by hand to Capita Registrars, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU as soon as possible, but in any event so as to arrive no later than 1.00 p.m. on 11 September 2009. No acknowledgments of receipt of documents will be given and documents will be sent at your own risk.

•

If your ARC Shares are in uncertificated form (that is, in CREST), you should not have received and should not complete this Form of Acceptance. You may only accept the Offer in respect of your Shares by Electronic Acceptance in accordance with the procedures set out in paragraph 13.2 of Part II and Section D of Part III to the Offer Document. You should ensure that the transfer to escrow settles not later than 1.00 p.m. on 11 September 2009. If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the necessary transfer to escrow instruction to Euroclear in relation to your ARC Shares.

•

If you hold ARC Shares in both certificated and uncertificated form, you should complete a separate Form of Acceptance or Electronic Acceptance (as appropriate) for each holding. Similarly, you should send a separate Electronic Acceptance for ARC Shares held in uncertificated form but under a different member account ID and a separate Form of Acceptance for ARC Shares held in certificated form but under different designations. You can obtain further Forms of Acceptance by contacting Capita Registrars on 0871 664 0300 from within the UK or on + 44208639 3399 if calling from outside the UK. Calls to the 0871 664 0300 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 am to 5.00 pm (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Offer nor give any financial, legal or tax advice.

•

If your ARC Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent with the relevant document(s).

•

If your ARC Shares are in certificated form and your share certificate(s) and/or document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above, together with any valid share certificate(s) and/or other document(s) of title that you may have available, so as to be received by Capita Registrars at the above address not later than 1.00 p.m. on 11 September 2009 and the share certificate(s) and/or other document(s) of title or an indemnity satisfactory to Abigail (UK) should be lodged as soon as possible thereafter with Capita Registrars at the address set out above. Please also refer to Note 6 on page 4 of this form.

•	Please read Sections B and C of Part III to the Offer Document, the terms of which are incorporated into, and form part of, this Form of Acceptance.

•

A Form of Acceptance contained in an envelope postmarked in any Restricted Jurisdiction or otherwise appearing to Abigail (UK) or its agents to have been sent from any Restricted Jurisdiction will not constitute a valid acceptance of the Offer.

If you are in any doubt as to how to fill in this form, please contact Capita Registrars on 0871 664 0300 from within the UK or on + 4420 8639 3399 if calling from outside the UK. Calls to the 0871 664 0300 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 am to 5.00 pm (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Offer nor give any financial, legal or tax advice.

HOW TO COMPLETE THIS FORM

The provisions of Sections B and C of Part III to the Offer Document are incorporated into, and form part of, this Form of Acceptance.

A	Full name(s) and address(es) (if the details printed in Box A are incorrect)
TO BE COMPLETED IN BLOCK CAPITALS

If the details printed in Box A are incorrect please tick the box as indicated and insert correct details of the full name and address of the registered holder (in BLOCK CAPITALS).

Unless you complete Box 4, the address of the registered holder inserted in Box A will be the address to which the consideration and/or other

		documents will be sent. If that address is in any Restricted Jurisdiction, you must provide in Box 4 an alternative address outside that Restricted Jurisdiction to which such consideration and/or documents will be sent. No consideration will be despatched in the event that no address outside that Restricted Jurisdiction is provided, until such address is provided.	Please provide a daytime telephone number within the UK for use in the event of a query with this Form of Acceptance. COMPLETE HERE à

1	To Accept the Offer
	To accept the Offer, insert in Box 1 the total number of ARC Shares in respect of	If appropriate complete Box 3 and/or Box 4. If no number or a number greater	deemed to have accepted the Offer in respect of your entire holding of ARC

	which you wish to accept the Offer. You must also sign Box 2 (which will constitute your acceptance of the Offer).	than your entire holding of Shares is inserted in Box 1 and you have signed Box 2, you will be	ARC Shares (as specified in Box A). COMPLETE HERE à

2	Signature(s)
	You must sign Box 2 and, in the case of a joint holding, arrange for all other joint holders to do likewise.	witness should also print his or her name where indicated. A company may either execute under seal, the seal being affixed	the presence of a witness who attests his or her signature.

Each holder who is an individual must sign in the presence of a witness who must also sign Box 2 where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders.

The same witness may witness each signature of the joint holders. The and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with sections 36A and 36B of the Companies Act 1985 by the signatures of two directors or a director and the company secretary or in accordance with section 44 of the Companies Act 2006 by the signature of a director in

If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. In such case evidence of authority should also be delivered in accordance with the Notes on page 4.

SIGN HERE  à

3	US and Overseas Shareholders
	If you are unable to give the representations and warranties required by	If you do not put “NO” in Box 3, you will be deemed to have given such	your acceptance as valid, you may be deemed not to have validly accepted the

	paragraph (C) of Section C of Part III to the Offer Document. YOU MUST PUT “NO” IN BOX 3.	representations and warranties. If you put “NO” in Box 3 then, unless the Offeror exercises its right to treat	Offer, notwithstanding that you may have purported to do so. COMPLETE HERE à

4	Alternative address
	Insert in Box 4 your own name and address (but not in any Restricted	Jurisdiction) to whom you wish the consideration or return documents to be	Restricted Jurisdiction or holders who have completed Box A with an address

	Jurisdiction) or the name and address of the person or agent (for example, your bank but not in any Restricted	sent if not the same as in Box A. Box 4 must be completed by holders with registered addresses in a	in a Restricted Jurisdiction. COMPLETE HERE à

PLEASE COMPLETE IN BLOCK CAPITALS AS EXPLAINED ON PAGES 2 AND 4

The provisions of Sections B and C of Part III to the Offer Document are incorporated into and form part of this Form Of Acceptance

A	Please tick this box if your details have changed or are incomplete and update below in block capitals
Postcode
Joint holder
Joint holder
For information purposes only: Number of ARC Shares held by you as at the close of business on 20 August 2009

Please enter here a daytime telephone number within the UK (including STD Code) where you can be contacted in the event of any query arising from completion of this Form of Acceptance

1	TO ACCEPT THE OFFER	No. of ARC Shares in respect of which you are accepting the Offer	Box 1
Complete Box 1 and sign Box 2. If appropriate, please also complete Box 3 and Box 4.

SIGN BELOW TO ACCEPT THE OFFER

EXECUTION BY INDIVIDUAL(S)
Signed and delivered as a deed by

Holder One Signature	Date	Signature of Witness	Name of Witness

Holder Two Signature	Date	Signature of Witness	Name of Witness

Holder Three Signature	Date	Signature of Witness	Name of Witness

Holder Four Signature	Date	Signature of Witness	Name of Witness

Note: All ARC Shareholders who are individuals should sign and date this Form of Acceptance in the presence of a witness who should also sign above in accordance with the instructions printed in the introduction to the Notes on Page 4. The witness must be over 18 years of age and must not be one of the joint holders.

EXECUTION BY A COMPANY
Executed and delivered as a deed		Name of Company	If you are affixing a company seal, please mark a cross in black ink in Box 2B to the right. Affix company seal here	2B

Name of Director		Signature Date

Name of Director/Secretary		Signature Date

Name of Witness		Signature Date	Address of Witness

Note: Witness attestation is only required if document is being executed by one director in accordance with section 44 of the Companies Act 2006.

3	OVERSEAS SHAREHOLDERS FROM RESTRICTED JURISDICTIONS ONLY	Box 3

Only complete this box by inserting “NO” if you are a Overseas Shareholder from a Restricted Jurisdiction and UNABLE to give the representation and warranties required by paragraph (C) of Section C of Part III to the Offer Document

ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION
Address outside Restricted Jurisdiction to which consideration and/or return documents are to be sent, if not as specified above

Name

Address

Postcode

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS FORM OF ACCEPTANCE

All signatures by individual shareholders or their attorneys must be independently witnessed and each witness must complete his or her details and sign his or her name in the place provided in Box 2 of this Form of Acceptance next to the signature of the relevant ARC Shareholder (or his or her attorney, as the case may be). A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations, or, if applicable, in accordance with sections 36A and 36B of the Companies Act 1985 or section 44 of the Companies Act 2006.

In order to avoid inconvenience and delay, the following points may assist you:

1. If a holder is away from home (e.g. abroad or on holiday):

Send this Form of Acceptance and the Offer Document by the quickest means (e.g. air mail) to the holder for execution (but not in or into any Restricted Jurisdiction) or, if he or she has executed a power of attorney, have this Form of Acceptance signed by the attorney. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) should be lodged with this Form of Acceptance for noting. No other signatures are acceptable.

2. If you have sold all or wish to sell part of your holding of ARC Shares:

If you have sold all your holding of ARC Shares, you should at once send the accompanying Offer Document and reply paid envelope, for use within the UK only, (but not this personalised Form of Acceptance) to the purchaser or to the stockbroker, bank or other agent through whom you made the sale for transmission to the purchaser. If your ARC Shares are in certificated form, you wish to sell part of your holding of ARC Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 1.00 p.m. on 11 September 2009, you should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of ARC’s registrars, Capita Registrars, in respect of the balance of your holding of ARC Shares.

3. If the sole holder has died:

If grant of probate or letters of administration has/have been registered with Capita Registrars, the personal representative(s) or prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, who must also sign this Form of Acceptance, and forward it to Capita Registrars together with the share certificate(s) and/or other document(s) of title by post or by hand at the address given on page 1 of this Form of Acceptance.

If grant of probate or letters of administration has/have not been registered with Capita Registrars, the personal representative(s) or executor(s) or prospective personal representative(s) or prospective executor(s) should sign this Form of Acceptance, each in the presence of a witness, who must also sign this Form of Acceptance, and forward it to Capita Registrars, together with the share certificate(s) and/or other document(s) of title by post or by hand (during normal business hours only) at the address given on page 1 of this Form of Acceptance. However, a sealed copy of the grant of probate or letters of administration must be lodged with Capita Registrars before the consideration due under the Offer can be forwarded to the personal representative(s) or executor(s) or prospective personal representative(s) or prospective executor(s).

4. If one of the joint holders has died:

This Form of Acceptance is valid if signed by the surviving holder(s), each in the presence of a witness, and lodged with Capita Registrars with the share certificate(s) and/or other document(s) of title and death certificate, grant of probate or letters of administration in respect of the deceased holder.

5. If your ARC Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form of Acceptance and, if the certificate(s) is/are readily available, arrange for it/them to be lodged by such agent with Capita Registrars at the address given on page 1 of this Form of Acceptance, accompanied by the share certificate(s) and/or other document(s) of title.

If the certificate(s) is/are not readily available, lodge this Form of Acceptance with Capita Registrars at the address given on page 1 duly completed together with a note saying e.g. “certificates to follow”, and arrange for certificate(s) to be forwarded as soon as possible thereafter. (It will be helpful for your agent to be informed of the full terms of the Offer).

6. If your ARC Shares are in certificated form and the share certificate has been lost:

Complete and lodge this Form of Acceptance together with a letter of explanation and any available share certificate(s), with Capita Registrars at the address given on page 1 so as to be received by Capita Registrars not later than 1.00 p.m. on 11 September 2009. At the same time you should write to Capita Registrars, Northern House, Woodsome Park, Fenay Bridge, Huddersfield, West Yorkshire HD8 04A, requesting a letter of indemnity for the lost share certificate(s). When completed in accordance with the instructions given, you should return the letter of indemnity to Capita Registrars at the address given on the cover page of this Form of Acceptance.

7. If your ARC Shares are in CREST:

YOU SHOULD NOT COMPLETE THIS FORM OF ACCEPTANCE. You should take the action set out in paragraph 13.2(b) of Part II to the Offer Document to transfer your ARC Shares to an escrow balance.

If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action, as only your CREST sponsor will be able to send the necessary TTE instruction to Euroclear.

8. If your name or other particulars differ from those appearing on your share certificate:

(a) Incorrect name, e.g.:

Name on certificate	James Smith

Correct name	James Smythe

Complete this Form of Acceptance with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same.

(b) Incorrect address:

Write the correct address in Box A of this Form of Acceptance.

(c) Change of name:

Lodge your marriage certificate or the deed poll or (in the case of a company) certificate of incorporation on change of name with this Form of Acceptance for noting.

9. If you are not resident in the United Kingdom or the United States

The attention of ARC Shareholders not resident in the United Kingdom or the United States is drawn to paragraph 15 of Part II and paragraph 6 of Section B of Part III to the Offer Document.

10. Treating Forms of Acceptance which are not entirely in order as valid

Without prejudice to paragraph 5 of Section B of Part III to the Offer Document, Abigail (UK) reserves the right (but is not obliged to) treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title.